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                                                                     Exhibit 4.1


Certificate No. _______________________    No. of Shares _______________________


                        CHINA FINANCE ONLINE CO. LIMITED


       INCORPORATED UNDER THE COMPANIES ORDINANCE OF THE HONG KONG S.A.R. AUTHORIZED CAPITAL: HK$90,000.00 divided into 25,000,000 Ordinary Shares and
              65,000,000 Preference Shares, both of HK$0.001 each


    THIS is to Certify that ____________________________________________________

of _____________________________________________________________________________

is the Ordinary/Preference Holder of _______________________ fully paid Share(s)

of HK$0.001 each number ___________________ to ____________________ inclusive in the above-named Company subject to the Memorandum and Articles of Association thereof.

    GIVEN under Common Seal of said Company this _______________________________


day of _____________________, __________






_____________________________________      _____________________________________
             Director                                   Director